SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993 (Commission File No.)	94-3200380 (IRS Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

On November 27, 2002, IntraBiotics Pharmaceuticals, Inc. (the “Company”) announced that it entered into a settlement agreement in connection with terminating its lease for approximately 66,000 square feet of space that was scheduled to expire in April 2011. The settlement consisted of rental payments through January 2, 2003, assignment of $1.6 million under letters of credit held by the landlord as a security deposit on the building, a one-time payment of $3.3 million and the issuance to the landlord of 1.25 million shares of the Company’s common stock. In addition, the Company issued 150,000 shares of common stock and paid certain fees to a consultant in connection with the settlement. The press release announcing the settlement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A complete copy of the Lease Termination Agreement is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release, dated November 27, 2002, entitled “IntraBiotics Announces Settlement of Lease Termination.”
99.2	Lease Termination Agreement, dated November 22, 2002, between the Registrant and EOP-Shoreline Technology Park, L.L.C., including Common Stock Purchase Agreement.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IntraBiotics Pharmaceuticals, Inc.
Dated: November 27, 2002
	By:	/s/ Eric H. Bjerkholt

Eric H. Bjerkholt Sr. Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release, dated November 27, 2002, entitled “IntraBiotics Announces Settlement of Lease Termination.”
99.2	Lease Termination Agreement, dated November 22, 2002, between the Registrant and EOP-Shoreline Technology Park, L.L.C., including Common Stock Purchase Agreement.